File No. 33-84546
                                                               File No. 811-8786


                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION



                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the registrant                      [X]


Check the appropriate box:


[ ]  Preliminary proxy statements            [ ]  Confidential, for Use
                                                  of the Commission
                                                  Only (as permitted
                                                  by Rule 14a-6(e)(2))



[X]  Definitive proxy statements


[ ]  Definitive additional materials

[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12






                        Pioneer Variable Contracts Trust

                (Name of Registrant as Specified in Its Charter



                        Pioneer Variable Contracts Trust

                   (Name of Person(s) Filing Proxy Statement)



Payment of filing fee (check the appropriate box):

[X]  $125 per Exchange Act Rule 0-11(c)(1)(ii),  14a-6(i)(1),  or 14a-6(i)(2) or
     Item 22(a)(2), previously paid with filing of preliminary proxy materials.

                        PIONEER VARIABLE CONTRACTS TRUST
                          Real Estate Growth Portfolio
                                 60 State Street
                           Boston, Massachusetts 02109
                 ----------------------------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                 ----------------------------------------------

                            TO BE HELD MARCH 5, 1996

        NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Meeting") of the Real Estate Growth Portfolio (the "Portfolio") of Pioneer Variable Contracts Trust, a Delaware business trust (the "Trust"), will be held at the offices of Hale and Dorr, counsel to the Trust, at 60 State Street, 26th Floor, Boston, Massachusetts 02109, at 2:30 p.m. (Boston time) on Tuesday, March 5, 1996. The purpose of the Meeting is to consider and act upon the following proposals:

1. To approve the terms of a new Subadvisory Agreement with Boston Financial Securities, Inc.; and

2. To transact such other business as may properly come before the Meeting or any adjournments thereof.

Your Board of Trustees Recommends that You Vote in Favor of all Proposals

        Shareholders of record as of the close of business on January 22, 1996 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

                                             By Order of the Board of Trustees,
                                             Joseph P. Barri, Secretary
January 31, 1996
Boston, Massachusetts

                                               ---------------------

                             YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.

                        PIONEER VARIABLE CONTRACTS TRUST

                          Real Estate Growth Portfolio
                                 60 State Street
                           Boston, Massachusetts 02109
                 ----------------------------------------------

                                 PROXY STATEMENT
                 ----------------------------------------------


                         SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 5, 1996

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees of Pioneer Variable Contracts Trust (the "Trust"), a Delaware business trust. The proxies will be used at the Special Meeting of Shareholders (the "Meeting") of the Trust's Real Estate Growth Portfolio (the "Portfolio") to be held on Tuesday, March 5, 1996 at 2:30 p.m. (Boston time). The Meeting will be held at the offices of Hale and Dorr, counsel to the Trust, at 60 State Street, 26th Floor, Boston, Massachusetts 02109.

        The Board of Trustees has fixed the close of business on January 22, 1996 as the record date for the determination of shareholders of the Portfolio entitled to notice of and to vote at the Meeting. On the record date, 54,610.466 shares of beneficial interest of the Portfolio were outstanding. As of such date, except for The Pioneer Group, Inc. (which owned 19.1% of all outstanding shares), the Allmerica Financial Life Insurance and Annuity Company ("Allmerica") was the sole shareholder of record of the Portfolio. Allmerica will vote shares of the Portfolio held by it in accordance with instructions received from variable annuity contract owners or participants ("Contract Owners") for whose accounts such shares of the Portfolio are held. Accordingly, this Proxy Statement is also intended to be used by Allmerica in obtaining such voting instructions from Contract Owners. In the event that a Contract Owner gives no instructions or leaves the manner of voting discretionary, Allmerica will vote the shares of the Portfolio attributable to the Contract Owner in the same proportion as shares for which instructions are received.


        This Proxy Statement, the attached Notice and the enclosed proxy card (or voting instructions card) are being mailed to shareholders of the Portfolio and to Contract Owners on or about February 5, 1996. The Portfolio's semiannual report for its fiscal period ended June 30, 1995 may be obtained free of charge by writing to the Portfolio at its executive offices, 60 State Street, Boston, Massachusetts 02109 or by calling 1-800-622-3265.

                                   PROPOSAL 1

                         APPROVAL OF THE TERMS OF A NEW
                           SUBADVISORY AGREEMENT WITH
                        BOSTON FINANCIAL SECURITIES, INC.


The Portfolio's Current Advisory Arrangements

        Pioneering Management Corporation ("PMC") currently serves as the Portfolio's investment adviser pursuant to a management contract, dated October 10, 1995, between the Trust, on behalf of the Portfolio, and PMC (the "Current Management Contract"). Under the Current Management Contract, the Portfolio pays PMC a management fee at a rate equal to 1.00% of the Portfolio's average daily net assets.

        On January 12, 1996, a majority of the Trustees, including a majority of the Trustees who are not "interested persons" of the Trust or of PMC within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act") (the "Independent Trustees"), voted to recommend to shareholders of the Portfolio that they approve a subadvisory agreement among the Trust, on behalf of the Portfolio, PMC and Boston Financial Securities, Inc. ("BFS"), pursuant to which BFS would provide investment subadvisory services relating to the management of the Portfolio's portfolio (the "Proposed Subadvisory Agreement").

        During 1995, the Portfolio experienced several changes in investment management and subadvisory arrangements as a result of changes in the corporate structures of the Portfolio's investment advisers and subadvisers and affiliated entities. The Portfolio does not currently have an investment subadviser. Under an Investment Subadvisory Agreement previously in effect among the Trust, on behalf of the Portfolio, PMC and Winthrop Advisers Limited Partnership ("WALP")(the "WALP Subadvisory Agreement"), WALP provided subadvisory services similar to those proposed to be provided by BFS under the Proposed Subadvisory Agreement. The WALP Subadvisory Agreement terminated in July, 1995. At present, PMC, at its own expense, has contracted with BFS for consulting advice regarding real estate projects in which issuers of the Portfolio's portfolio securities have an interest. This consulting arrangement will terminate upon effectiveness of the Proposed Subadvisory Agreement. The changes in the Portfolio's management and subadvisory arrangements over the past year are described in Appendix A to this Proxy Statement.

Information regarding Boston Financial Securities, Inc.

        BFS, 101 Arch Street, Boston, MA 02110, a registered investment adviser organized as a Massachusetts corporation, has extensive experience and expertise in placing, evaluating and providing advice with respect to real estate related investments. BFS is an affiliate of the Boston Financial Group Limited Partnership, a Massachusetts limited partnership ("BFGLP"), which together with a predecessor business have been engaged since 1970 in structuring a variety of real estate investment programs. Several other affiliates of BFS also provide a variety of financial, consulting and management services to real estate investors and developers.

         Mr. Fred N. Pratt, Jr. will have ultimate responsibility for overseeing the provision of subadvisory services to the Portfolio under the Proposed Subadvisory Agreement. Mr. Pratt was one of the founders of the original BFGLP affiliate in 1969 and currently serves as the President and Chief Executive Officer of BFGLP and as a Director of BFS. Mr. Pratt is also a principal of BFS, BFGLP and other affiliates and was appointed a Vice-President of the Portfolio on January 12, 1996. Mr. David Carter of BFS will have primary responsibility for the day-to-day provision of subadvisory services to the Portfolio. Mr. Carter joined BFS in January, 1995, having previously been employed as a real estate securities analyst by PMC and WALP and its affiliates. It is expected that Mr. Carter will be appointed as a Vice President of BFS in February, 1996.


        Additional information pertaining to BFS is provided in Appendix B to this Proxy Statement.

Terms of the Proposed Subadvisory Agreement

        The material terms of the Proposed Subadvisory Agreement are described below, which description is qualified in its entirety by reference to the copy of the Proposed Subadvisory Agreement attached to this Proxy Statement as Exhibit A.

        Subadvisory Services. Pursuant to the terms of the Proposed Subadvisory Agreement, BFS, as subadviser to the Portfolio, would (i) identify and analyze real estate industry companies, including the real estate properties and other permissible investments for the Portfolio, (ii) analyze market conditions affecting the real estate industry generally and specific geographical and securities markets in which the Portfolio may invest or is invested, (iii) continuously review and analyze the investments in the Portfolio's portfolio and
(iv) furnish advisory reports based on such analysis to PMC. Pursuant to the terms of the WALP Subadvisory Agreement previously in effect, WALP provided the Portfolio with substantially similar investment subadvisory services.

        Subadvisory Fees and Expense Limitation. As compensation for its subadvisory services, PMC will pay BFS a subadvisory fee under the Proposed Subadvisory Agreement equal to 0.30% per annum of the Portfolio's average daily net assets. This fee is computed daily and paid monthly. Under the terms of the WALP Subadvisory Agreement previously in effect, WALP was paid a Subadvisory fee at the rate of 0.25% per annum of the Portfolio's average daily net assets. BFS's subadvisory fee would be payable solely by PMC and the Portfolio would not be responsible for its payment. Accordingly, the subadvisory fee will not result in a higher overall management fee for the Portfolio or increase the Portfolio's total operating expenses.

        PMC has voluntarily and temporarily agreed not to impose a portion of its management fee and, if necessary, to limit or otherwise reduce operating expenses so that the Portfolio's expenses will not exceed 1.25% of its average daily net assets. PMC may revise or terminate this agreement at any time. The subadvisory fee payable by PMC to BFS would be reduced proportionally to the extent that the management fee is reduced under this expense limitation or to the extent that PMC after written notice to BFS elects to utilize a portion of the management fees paid to it by the Portfolio to make payments to third parties.

        Expenses. Under the Proposed Subadvisory Agreement, BFS pays all expenses related to its services for the Portfolio with the exception of bookkeeping, custodial, transfer agency, auditing, legal and certain other specified expenses, which are paid by the Portfolio. The Portfolio also pays all brokerage commissions and any taxes or other charges in connection with its portfolio transactions.


        Approval and Termination Provisions. The Proposed Subadvisory Agreement was approved by the Board of Trustees, including a majority of the Independent Trustees, on January 12, 1996. If initially approved by Shareholders, the Proposed Subadvisory Agreement will remain in effect until May 31, 1997 and from year to year thereafter, provided that its continuance is approved at least annually by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval, and either by vote of a majority of the Trust's Trustees or a "majority of the outstanding voting securities" (as defined below) of the Portfolio. The Proposed Subadvisory Agreement may be terminated without penalty on 60 days' written notice by the Portfolio's Board of Trustees, by vote of holders of a majority of the Portfolio's shares or by PMC or BFS, upon not less than 30 days' written notice and not more than 60 days' written notice.


        Standard of Care. The Proposed Subadvisory Agreement provides that, in the absence of willful misfeasance, bad faith or gross negligence on the part of BFS, or of the reckless disregard of its obligations and duties, BFS will not be liable for any act or omission in the course of, or connected with, rendering services under such Agreement. This "standard of care" is identical to that under the WALP Subadvisory Agreement previously in effect and is consistent with the Investment Company Act and common practice in the mutual fund industry.


Board of Trustees' Evaluation and Recommendation

         THE TRUSTEES UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS OF THE PORTFOLIO APPROVE THE TERMS OF THE PROPOSED SUBADVISORY AGREEMENT

        The Board of Trustees, including a majority of the Independent Trustees, determined that the terms of the Proposed Subadvisory Agreement are fair and reasonable and that approval of the terms of the Proposed Subadvisory Agreement on behalf of the Portfolio is in the best interests of the Portfolio and its shareholders. In making these determinations, the Trustees considered the following: (a) the nature and quality of services to be provided by BFS under the Proposed Subadvisory Agreement; (b) the similar material terms, other than the difference in fee rates, under both the Proposed Subadvisory Agreement and the WALP Subadvisory Agreement; and (c) the reasonableness of BFS's compensation and profits and the financial and managerial stability of BFS.

        In the event that this Proposal is not approved by the shareholders of the Portfolio, the Proposed Subadvisory Agreement will not become effective and no person will serve as a subadviser to the Portfolio. In such event, the Trustees will consider what further action, if any, should be taken.

Vote Required

        Approval of this Proposal requires the affirmative vote of a "majority of the outstanding voting securities" of the Portfolio, which for this purpose means the affirmative vote of the lesser of (i) 67% or more of the outstanding shares of the Portfolio present at the Meeting and entitled to vote, if the holders of more than 50% of the outstanding shares of the Portfolio are present or represented by proxy or (ii) more than 50% of the outstanding shares of the Portfolio. Each Portfolio share is entitled to one vote.

OTHER MATTERS

        The Portfolio's management knows of no business to be brought before the Meeting except as described above. However, if any other matters properly come before the Meeting, it is expected that, absent specific Contract Owner instructions to the contrary, Allmerica will vote on such matters in accordance with its best judgment. If Contract Owners desire additional information about the matters proposed for action, the Trust's management will be pleased to hear from them and to provide further information.


Proxies, Quorum and Voting at the Meeting

        A proxy executed by Allmerica may be revoked at any time prior to its exercise by execution of a superseding proxy, by submission of a written notice of revocation to the Secretary of the Trust or by attending the Meeting and voting in person. All properly executed and unrevoked proxies received in time for the Meeting will be voted in accordance with the instructions contained in the proxies. If no instruction is given, the persons named as proxies will vote the shares represented thereby in favor of the matter set forth in the attached Notice and will use their best judgment in connection with the transaction of such other business as may properly come before the Meeting or any adjournment thereof. As indicated above, Allmerica will vote shares for which it has not received instructions (or for which voting is left to its discretion) in the same proportion as shares for which instructions are received.

        In the event that, at the time any session of the Meeting is called to order, a quorum is not present in person or by proxy, the persons named as proxies may vote those proxies which have been received to adjourn the Meeting to a later date. In the event that a quorum is present but sufficient votes in favor of the Proposal have not been received, the persons named as proxies will vote those proxies which they are entitled to vote in favor of the Proposal for such an adjournment and will vote those proxies required to be voted against the Proposal against any such adjournment.

        Shares of the Portfolio entitled to vote at the meeting (including shares which abstain or do not vote with respect to the Proposal presented for shareholder approval) will be counted for purposes of determining whether a quorum is present at the Meeting. Abstentions from voting will be treated as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to a Proposal, but will not be counted as a vote in favor of that Proposal. Accordingly, an abstention from voting has the same effect as a vote against a Proposal.

Shareholder Proposals

        The Portfolio is not required to hold annual meetings of shareholders and does not currently intend to hold such a meeting in 1997. Instead, meetings will be held only when and if required. Shareholder proposals for inclusion in the proxy statement for any subsequent meeting must be received by the Trust at 60 State Street, Boston, Massachusetts 02109 within a reasonable time before any such meeting.


Expenses and Methods of Solicitation

        The costs of the Meeting, including solicitation of voting instructions, will be paid by PMC. PMC and/or Allmerica may, at its expense, have one or more of its officers, representatives or compensated third-party agents aid in the solicitation of proxies by personal interview or telephone and telegraph, provided that Allmerica will be reimbursed by PMC, upon request, for its reasonable expenses in conducting such activities.

                        PIONEER VARIABLE CONTRACTS TRUST
                          Real Estate Growth Portfolio


January 29, 1996

                                   APPENDIX A


Additional Information Concerning Prior Advisory Arrangements

        Prior to July 17, 1995, Pioneer Winthrop Advisers ("PWA") served as the Portfolio's investment manager pursuant to a management contract dated April 28, 1995 (the "PWA Management Contract"), and WALP and PMC served as the Portfolio's co-investment subadvisers pursuant to separate investment subadvisory contracts dated April 28, 1995 (the WALP Subadvisory Agreement, described above, and the "PMC Subadvisory Agreement," respectively). The PWA Management Contract and the WALP and the PMC Subadvisory Agreements are referred to in this Proxy Statement as the "Prior Advisory Agreements."

        On July 17, 1995, the PWA Management Agreement and the WALP Subadvisory Agreement terminated by operation of law as a result of the acquisition (the "Acquisition") by Apollo Real Estate Advisors, L.P. ("Apollo") of W.L. Realty, L.P. ("Realty LP"). Because Realty LP had an indirect controlling interest in WALP and PWA, the Acquisition resulted in an ownership change in PWA and WALP. Under the relevant provisions of the Investment Company Act, the ownership change in PWA and WALP caused an "assignment" of the PWA Management Contract and the WALP Subadvisory Agreement resulting in their automatic termination. Although the Acquisition did not affect the ownership or control of PMC in any manner, the PMC Subadvisory Agreement provided that it terminate automatically in the event that the PWA Management Contract terminated. As such, the PMC Subadvisory Agreement also terminated on July 17, 1995.


        In anticipation of the Acquisition and the resulting termination of the Prior Advisory Agreements, the Board of Trustees of the Portfolio, including a majority of the Independent Trustees, approved an interim management contract (the "Interim Management Contract") between the Trust, on behalf of the Trust, and PMC. The Interim Management Contract became effective on July 17, 1995 (the closing date of the Acquisition) and PMC provided investment advisory and management services to the Portfolio under the Interim Management Contract until the adoption of the Current Management Contract.


        The Portfolio and PMC had received an order from the Securities and Exchange Commission (the "Commission") permitting PMC to serve, without shareholder approval, as the Portfolio's investment manager pursuant to the Interim Management Contract until October 30, 1995. Pursuant to the terms of such order, the fees earned by PMC under the Interim Management Contract were maintained in an interest-bearing escrow account and the amounts in such account were paid to PMC only upon approval of the shareholders of the Portfolio at a meeting held on October 10, 1995. At the same meeting, the shareholders also voted to approve the Current Management Contract, pursuant to which, as indicated above, PMC currently serves as the Portfolio's investment adviser.

                                   APPENDIX B


Additional Information Pertaining to BFS

         Directors. The following table provides information with respect to the Directors of BFS:

Name and Address                    Principal Occupation(s)

George J. Carter, Jr.,              President of BFS
101 Arch Street
Boston, MA  02110

Randolph G. Hawthorne               Vice President, Treasurer and Director
101 Arch Street                     of BFS; Senior Vice President of BFGLP
Boston, MA  02110


Georgia Murray,                     Vice President and Director of BFS;
101 Arch Street                     Senior Vice President of BFGLP;
Boston, MA  02110                   Director of Atlantic Bank and Trust
                                    Company

Fred N. Pratt, Jr.,                 Director of BFS; President and Chief
101 Arch Street                     Executive Officer of BFGLP; Trustee of
Boston, MA  02110                   Pioneer Real Estate Shares

         Ownership of BFS and Affiliates. As of December 31, 1995, the following individuals each beneficially owned more than 5% of the outstanding Common Stock of BFS:

                                           Number of Shares
         Name and Address             (% of Shares Outstanding)

         Mr. Hawthorne                1,270               (10.53%)

         Ms. Murray                     763               ( 6.33%)

         Mr. Pratt                    1,468               (12.17%)

         Peter G. Fallon, Jr.         1,105               ( 9.16%)
         101 Arch Street
         Boston, MA  02110

         William B. Haynsworth        1,289               (10.96%)
         101 Arch Street
         Boston, MA  02110

         Alvin H. Howell              1,361               (11.29%)
         101 Arch Street
         Boston, MA  02110

         Donna C. Gibson                634               ( 5.26%)
         101 Arch Street
         Boston, MA  02110


         At such date, Mr. Carter, BFS's principal executive officer, owned beneficially less than 2% of the outstanding Common Stock of BFS. Each of the above principals also owns BFGLP in substantially the same percentage amounts as BFS. BFG-GP, Inc. ("BFGGP"), a Massachusetts corporation, is the general partner of BFGLP. Mr. Pratt is the sole shareholder of BFGGP.

         Similar Fund Advised By BFS. BFS has not previously served as an investment adviser or subadviser to a registered investment company. It is currently being proposed that BFS also serve as the investment subadviser to Pioneer Real Estate Shares (the "Real Estate Fund") which has an investment objective similar to that of the Portfolio. As of December 31, 1995, Real Estate Fund had approximately $27 million in net assets. The proposed subadvisory fee payable by PMC to BFS with respect to the Real Estate Fund would be payable quarterly at an annual rate equal to 0.25% of the Real Estate Fund's average daily net assets up to $27 million and 0.50% of average daily net assets in excess of $27 million. PMC has voluntarily agreed not impose a portion of its management fee and to make other arrangements, if necessary, to limit the operating expenses of the Real Estate Fund to 1.75% of its average daily net assets. This agreement may be revised or discontinued by PMC at its discretion at any time. The subadvisory fee payable by PMC to BFS would be reduced proportionally to the extent that the management fee is reduced under this expense limitation or to the extent that PMC after written notice to BFS elects to utilize a portion of the management fees paid to it by the Real Estate Fund to make payments to third parties.



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